Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Van A. Dukeman, CFA
President and CEO
vdukeman@bankillinois.com
Champaign, Illinois
217.351.6568

Main Street Trust Reports Solid Earnings
For First Quarter 2004

CHAMPAIGN, Ill., April 23, 2004/PRNewswire – Main Street Trust, Inc. (OTCBB: MSTI) recorded solid earnings for the quarter ended March 31, 2004. Unaudited consolidated net income per share for the quarter ended March 31, 2004 remained at $0.41 per diluted share, compared to $0.41 per diluted share for the same period in 2003.  Consolidated net income for the quarter totaled $3.943 million compared to $4.298 million for the same period in 2003.  Earnings per share remained stable, primarily as a result of the company utilizing approximately $32.4 million of its capital to repurchase 1,074,140 shares of MSTI common stock on September 30, 2003.

Van A. Dukeman, President and CEO stated that, “Though the first quarter net earnings per share were flat compared to 2003, we continue to see positive signs for future growth in the local and national economy.  Average loans increased to $696.6 million in the first quarter of 2004 from $661.1 million in the fourth quarter of 2003, a 5.4% increase, and the assets managed in our Wealth Management Division have grown 12% in the last year.  Asset (credit) quality continues to be excellent.”

100 W. University Avenue, Champaign, IL 61820

Financial Highlights

The following delineates applicable financial measurements:

•                  Net Income Per Share

•                  Diluted net income per share was $0.41 for first quarter 2004

•                  Compared to $0.41 per share for fourth quarter 2003

•                  Compared to $0.41 per share for first quarter 2003

•                  Net Income

•                  Net income was $3.943 million for first quarter 2004

•                  Compared to $3.910 million for fourth quarter 2003

•                  Compared to $4.298 million for first quarter 2003

•                  Return on Assets

•                  Return on assets was 1.35% for first quarter 2004

•                  Compared to 1.36% for fourth quarter 2003

•                  Compared to 1.57% for first quarter 2003

•                  Return on Equity

•                  Return on equity was 14.03% for first quarter 2004

•                  Compared to 14.06% for fourth quarter 2003

•                  Compared to 12.84% for first quarter 2003

•                  Net Yield on Interest Earning Assets

•                  Net yield on interest earning assets was 3.62% for first quarter 2004

•                  Compared to 3.69% for fourth quarter 2003

•                  Compared to 4.11% for first quarter 2003

•                  Non-interest Revenues as a % of Total Revenues

(Net of Interest Expense, Excluding Gains/Losses on Sales of Securities)

•                  Non-interest revenues as a % of total revenues were 35.11% for first quarter 2004

•                  Compared to 34.80% for fourth quarter 2003

•                  Compared to 32.69% for first quarter 2003

•                  Efficiency Ratio (Excluding Gains/Losses on Sales of Securities)

•                  Efficiency ratio was 54.97% for first quarter 2004

•                  Compared to 53.21% for fourth quarter 2003

•                  Compared to 52.90% for first quarter 2003

•                  Non-Performing Loans

•                  Non-performing loans were $2.544 million as of March 31, 2004, or 0.36% of loans

•                  Compared to $1.020 million or 0.15% of loans as of December 31, 2003

•                  Compared to $2.095 million or 0.32% of loans as of March 31, 2003

•                  Book Value Per Share

•                  Book value per share as of March 31, 2004 was $12.04

•                  Compared to $11.73 per share as of December 31, 2003

•                  Compared to $13.06 per share as of March 31, 2003

•                  Total Assets

•                  Total assets were $1.183 billion as of March 31, 2004

•                  Compared to $1.154 billion as of December 31, 2003

•                  Compared to $1.118 billion as of March 31, 2003

•                  Total Assets Under Management

•                  Total assets under management were $1.556 billion as of March 31, 2004

•                  Compared to $1.514 billion as of December 31, 2003

•                  Compared to $1.390 billion as of March 31, 2003

Cash Dividend Paid

The Company distributed a $0.21 per share cash dividend payable to shareholders of record on April 9, 2004.  This compares to a $0.21 per share dividend paid in January 2004 and a $0.15 per share dividend paid in April 2003.

Main Street Trust Stock

Main Street Trust stock trades on the Over-the-Counter Bulletin Board under the symbol “MSTI”.  The closing price of MSTI stock on March 31, 2004 was $30.60 per share, a 21.2% increase as compared to $25.25 per share on March 31, 2003.

Franchise

Main Street Trust, Inc. is a $1.2 billion dollar financial holding company headquartered in Champaign, Illinois.  This downstate Illinois franchise has two banking subsidiaries:  BankIllinois and The First National Bank of Decatur, offering 17 banking centers and 75 surcharge-free ATMs in six communities in Illinois including, Champaign, Mahomet, Urbana, Decatur, Shelbyville, and Mount Zion. Its Wealth Management Division also manages in excess of $1.5 billion of financial assets for individuals and institutions.  The Company also owns a retail payment processing subsidiary, FirsTech, Inc., which processes over 50 million items per year.

This letter may contain forward-looking statements.  Forward-looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or similar statements or variations of such terms which express views concerning trends and the future.  These forward looking statements are not historical facts and instead are expressions about management’s confidence and strategies, and management’s expectations about new and existing programs and products, relationships, opportunities, technology and market conditions.  Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the general economic or market conditions, government regulation, competition or other factors.  For additional information about these factors, please review our filings with the Securities and Exchange Commission.

SELECTED FINANCIAL HIGHLIGHTS

(dollars in thousands, except for per share data)

	Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003

Average Balances:
Total Assets	$1,171,199	$1,138,483	$1,107,656
Investment Securities	357,461	373,224	332,515
Gross Loans(1)	696,568	661,123	667,847
Earning Assets	1,084,657	1,053,279	1,022,998
Deposits	910,510	883,647	848,527
Interest Bearing Liabilities	882,417	861,618	812,189
Common Equity	113,061	110,332	135,742

Financial Highlights:
Tax Equivalized Net Interest Income	$9,772	$9,790	$10,366
Total Assets	1,182,602	1,154,174	1,118,010
Gross Loans(1)	703,340	676,677	648,130
Reserve for Loan Losses	9,951	9,786	9,622
Non-Performing Loans	2,544	1,020	2,095
Net (Charge-offs)/Recoveries	(165)	(387)	33
Total Assets Under Management	1,556,158	1,514,142	1,390,317

Financial Ratios:
Return on Average Assets(2)	1.35%	1.36%	1.57%
Return on Average Equity(2)	14.03%	14.06%	12.84%
Net Yield on Average Earning Assets(2),(4)	3.62%	3.69%	4.11%
Net Interest Spread(2),(4)	3.29%	3.36%	3.64%
Non-Interest Revenues as a % of Total Revenues(3),(6)	35.11%	34.80%	32.69%
Net Overhead Efficiency Ratio(3),(4)	54.97%	53.21%	52.90%
Average Loan to Deposit Ratio	76.50%	74.82%	78.71%
Reserve for Loan Losses to Loans	1.41%	1.45%	1.48%
Reserve as a Percentage of Non-Performing Loans	391.16%	959.41%	459.28%
Dividend Payout Ratio(7)	50.62%	46.91%	34.57%

Common Stock Data:
Shareholders’ Equity	$114,771	$111,450	$137,132
Common Shares Outstanding	9,534,243	9,500,369	10,500,599
Shareholders’ Equity to Total Assets	9.70%	9.66%	12.27%
Book Value Per Share	$12.04	$11.73	$13.06
Cash Dividends Paid Per Share	$0.21	$0.20	$0.15
Market Price at Period End(5)	$30.60	$31.00	$25.25
Price to Book Ratio(5)	254.15%	264.28%	193.34%
Price to Earnings Ratio(5),(7)	19.13	19.38	15.68

(1) Loans include mortgage loans held-for-sale and nonaccrual loans.

(2) Annualized.

(3) Does not include securities gains/losses.

(4) On a fully tax-equivalized basis.

(5) Closing price at end of period.

(6) Net of interest expense.

(7) Last 12-months earnings

Consolidated Balance Sheets

(Unaudited, in thousands, except share data)

	March 31, 2004	December 31, 2003	March 31, 2003
ASSETS
Cash and due from banks	$35,830	$45,899	$58,443
Federal funds sold and interest bearing deposits	22,172	30,004	30,971
Cash and cash equivalents	58,002	75,903	89,414

Investments in debt and equity securities:
Available-for-sale, at fair value	267,122	265,914	259,880
Held-to-maturity, at cost	116,651	97,056	86,190
Non-marketable equity securities	7,753	7,756	7,177
Total investments in debt and equity securities	391,526	370,726	353,247

Mortgage loans held for sale	2,147	632	4,086
Loans, net of allowance for loan losses	691,242	666,259	634,422
Premises and equipment	17,104	17,622	17,940
Accrued interest receivable	6,787	6,430	7,245
Other assets	15,794	16,602	11,656
Total assets	$1,182,602	$1,154,174	$1,118,010

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing	$160,214	$162,175	$155,607
Interest bearing	750,007	736,297	692,369
Total deposits	910,221	898,472	847,976

Federal funds purchased, repurchase agreements and notes payable	116,152	102,998	94,248
Federal Home Loan Bank advances and other borrowings	29,939	29,980	27,765
Accrued interest payable	1,773	1,669	1,939
Other liabilities	9,746	9,605	8,950
Total liabilities	1,067,831	1,042,724	980,878

Shareholders’ equity:
Preferred stock	—	—	—
Common stock	112	112	112
Paid in capital	55,199	55,271	55,340
Retained earnings	103,382	101,521	95,403
Accumulated other comprehensive income	2,545	1,941	3,062
	161,238	158,845	153,917

Less: treasury stock, at cost	(46,467)	(47,395)	(16,785)

Total shareholders’ equity	114,771	111,450	137,132
Total liabilities and shareholders’ equity	$1,182,602	$1,154,174	$1,118,010

Consolidated Statements of Income

(Unaudited, in thousands, except share data)

	Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
Interest income:
Loans and fees on loans	$10,051	$9,919	$11,054
Investments in debt and equity securities
Taxable	2,714	2,855	2,823
Tax-exempt	503	548	587
Federal funds sold and interest bearing deposits	113	84	102
Total interest income	13,381	13,406	14,566

Interest expense:
Deposits	3,202	3,233	3,873
Federal funds purchased, repurchase agreements and notes payable	281	277	267
Federal Home Loan Bank advances and other borrowings	399	403	380
Total interest expense	3,882	3,913	4,520

Net interest income	9,499	9,493	10,046
Provision for loan losses	330	480	330
Net interest income after provision for loan losses	9,169	9,013	9,716

Non-interest income:
Remittance processing	1,892	1,899	1,766
Trust and brokerage fees	1,662	1,553	1,462
Service charges on deposit accounts	579	639	580
Securities transactions, net	8	37	(43)
Gain on sales of mortgage loans, net	203	322	544
Other	803	654	527
Total non-interest income	5,147	5,104	4,836

Non-interest expense:
Salaries and employee benefits	4,708	4,352	4,649
Occupancy	645	642	623
Equipment	633	602	649
Data processing	532	545	529
Office supplies	305	304	303
Service charges from correspondent banks	225	233	229
Other	1,149	1,228	1,082
Total non-interest expense	8,197	7,906	8,064

Income before income taxes	6,119	6,211	6,488
Income taxes	2,176	2,301	2,190
Net income	$3,943	$3,910	$4,298

Per share data:
Basic earnings per share	$0.41	$0.41	$0.41
Weighted average shares of common stock outstanding	9,509,487	9,496,069	10,479,172

Diluted earnings per share	$0.41	$0.41	$0.41
Weighted average shares of common stock and dilutive potential common shares outstanding	9,630,341	9,621,600	10,582,223